Exhibit 1.1
May 23, 2007
William Blair & Company, L.L.C.
     Jefferies & Company, Inc.
          KeyBanc Capital Markets Inc.
               Davenport & Company LLC
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606
Ladies and Gentlemen:
     A.M. Castle & Co. (“Company”) proposes to issue and sell 2,347,826 shares of its authorized but unissued common stock, $0.01 par value per share (“Common Stock”), and certain stockholders of the Company (collectively referred to as the “Selling Stockholders” and named in Schedule II) propose to sell 2,000,000 shares of the Company’s issued and outstanding Common Stock to the several underwriters named in Schedule I as it may be amended by the Pricing Agreement hereinafter defined (“Underwriters”), who are acting severally and not jointly. Collectively, such total of 4,347,826 shares of Common Stock proposed to be sold by the Company and the Selling Stockholders is hereinafter referred to as the “Firm Shares.” In addition, the Company proposes to grant to the Underwriters an option to purchase up to 652,174 additional shares of Common Stock (“Option Shares”) as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the “Shares.”
     You have advised the Company and the Selling Stockholders that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement, hereinafter defined, has been executed and delivered.
     Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Selling Stockholders and William Blair & Company, L.L.C. (the “Representative”), acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (“Pricing Agreement”). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholders and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this underwriting agreement (this “Agreement”), as supplemented by the Pricing Agreement.

From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.
     The Company and each of the Selling Stockholders hereby confirm their agreements with the Underwriters as follows:
1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:
     (i) A registration statement on Form S-3 (File No. 333-142337) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); such Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriters, excluding exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Act”), which became effective upon filing; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including the information incorporated by reference therein, any prospectus supplement relating to the Shares filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such prospectus, as the case may be; any reference to any amendment or supplement to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic

Prospectus, such Preliminary Prospectus, the Pricing Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;
     (ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company (x) by an Underwriter through William Blair & Company, L.L.C. expressly for use therein or (y) by a Selling Stockholder expressly for use in the information provided under the caption “Selling Stockholders” in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus;
     (iii) For the purposes of this Agreement, the “Applicable Time” is 6:45 pm Eastern time on the date of this Agreement; the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents listed in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company (x) by an Underwriter through William Blair & Company, L.L.C. expressly for use therein or (y) by a Selling Stockholder expressly for use in the information provided under the caption “Selling Stockholders” therein;
     (iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company (x) by an Underwriter through William Blair & Company, L.L.C. expressly for use therein or (y) by a Selling

Stockholder expressly for use in the information provided under the caption “Selling Stockholders” in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company (x) by an Underwriter through William Blair & Company, L.L.C. expressly for use therein or (y) by a Selling Stockholder expressly for use in the information provided under the caption “Selling Stockholders” in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus;
     (v) The Registration Statement conforms, and the Pricing Prospectus and the Prospectus and any further amendments or supplements to the Registration Statement, the Pricing Prospectus and/or the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company (x) by an Underwriter through William Blair & Company, L.L.C. expressly for use therein or (y) by a Selling Stockholder expressly for use in the information provided under the caption “Selling Stockholders” in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus;
     (vi) Any Preliminary Prospectus at the date thereof did not, and the Prospectus at the date thereof, does or did not, and any further amendment or supplement thereto, as of the date of any such amendment or supplement, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company (x) by an Underwriter through William Blair & Company, L.L.C. expressly for use therein or (y) by a Selling Stockholder expressly for use in the information provided under the caption “Selling Stockholders” in the Preliminary Prospectus or the Prospectus;
     (vii) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise (in each case) than as set forth or contemplated in the Pricing Prospectus or that would not result in any material adverse effect on the business, financial condition, Stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, except as disclosed or contemplated by the Pricing Prospectus or the issuance of exercise of shares or stock options granted in the ordinary course of business pursuant to the Company’s existing stock option plans, there has not been any material change in the share capital or long term debt of the Company or any of its subsidiaries or any material change, in or affecting the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;
     (viii) The Company and its subsidiaries have good and valid title to all real property and to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially interfere with the use made of such property by the Company or its subsidiaries or as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid leases enforceable by the Company;
     (ix) The Company and each of its subsidiaries has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its respective incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; except to the extent that failure to be so qualified would not have a Material Adverse Effect;
     (x) The Company has an authorized share capital as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description of the capital stock contained in the Pricing Prospectus and the Prospectus; all of the issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and, except as set forth in the Pricing Prospectus, is owned, in all material respects, directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Pricing Prospectus; the holders of the issued share capital of the Company are not entitled to statutory preemptive or other rights to acquire shares of capital stock; except as described in the Pricing Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, shares of capital stock; and the Company’s outstanding employee stock option plans conform in all material respects to the description contained in the Pricing Prospectus;

     (xi) The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus;
     (xii) This Agreement has been duly authorized, executed and delivered by the Company;
     (xiii) All consents, approvals, authorizations, orders, registrations, notifications, certificates, permits, licenses, clearances and qualifications (hereinafter referred to as “Governmental Authorizations”) of or with any court or governmental, regulatory or supranational agency or body or any stock exchange authorities (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Company or any of its subsidiaries or any of their properties required (A) for the execution and delivery by the Company of this Agreement to be duly and validly authorized; (B) for the consummation by the Company of the transactions contemplated by this Agreement or (C) for the Company and its subsidiaries to own or lease their properties and conduct their businesses in the manner described in the Pricing Prospectus and the Prospectus (except in respect of this subsection (C) for such Governmental Authorizations, the failure to obtain or make which would not have a material adverse effect on the ability of the Company and its subsidiaries, taken as a whole, to own or lease its properties or conduct its business as described in the Pricing Prospectus and the Prospectus) have been obtained or made and are in full force and effect, except (i) the registration under the Act of the Shares and (ii) such Governmental Authorization as may be required under U.S. state securities or Blue Sky laws or any securities laws of jurisdictions outside the United States in connection with the purchase and distribution of the Shares by or for the account of the several Underwriters and (iii) the approval for listing of the Shares on the New York Stock Exchange;
     (xiv) The sale and delivery of the Shares to be delivered at the Time of Delivery and the compliance by the Company with all of the provisions of this Agreement, and the consummation by the Company of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in any such case, such as would not be reasonably likely to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations that are reasonably likely not to have a Material Adverse Effect;
     (xv) Neither the Company nor any of its subsidiaries (a) is in violation of its certificate of incorporation or bylaws or (b) is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such violation or default that would not reasonably likely have a Material Adverse Effect or any material adverse effect on the sale of the Shares or the consummation of the transactions hereby;
     (xvi) No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to the United States or any political subdivision or taxing authority thereof or therein in connection with (A) transfer of the Shares to the several Underwriters in the manner contemplated herein, or (B) the execution and delivery by the Company and the Selling Stockholders of this Agreement;
     (xvii) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to stabilize or manipulate or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided, however, that this provision shall not apply to any trading or stabilization activities conducted by the Underwriters;
     (xviii) During the period beginning from the date hereof and continuing to and including the date ninety (90) days after the date hereof, the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities without the prior written consent of the Representative; provided, however, that (A) the Company may issue and sell the securities pursuant to this Agreement, (B) the Company may issue and sell Common Stock and options to purchase Common Stock pursuant to any employee or director stock option, employee stock purchase, deferred compensation or 401(k) plans described in the Prospectus, as such plans are in effect on the date of this Agreement, and (C) the Company may issue Common Stock upon the exercise of stock options pursuant to any employee stock option plan; The Company has obtained similar agreements from each of its officers and directors;
     (xix) The statements set forth in the Pricing Prospectus and Prospectus, under the caption “Capitalization”, insofar as they purport to constitute a summary of the terms of the Shares;
     (xx) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which individually or in the aggregate is reasonably likely to result in a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened by any Governmental Agency or threatened by others;
     (xxi) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective in all material respects to perform the functions for which it was designed and the Company is not aware of any material weaknesses in its internal control over financial reporting;
     (xxii) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, to the Company’s knowledge, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably expected to materially affect, the Company’s internal control over financial reporting;
     (xxiii) The Company and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease their properties and conduct their businesses as described in the Prospectus the loss of which in the aggregate would not have a material adverse effect on the business, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except for such licenses, franchises, permits, authorizations, approvals and orders and other concessions the failure of which to have would not reasonably likely have a Material Adverse Effect; and
     (xxiv) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective in all material respects to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms;
     (xxv) The Company and each of its subsidiaries maintain or are covered by insurance that the Company reasonably believes to be customary for its businesses, including, but not limited to, insurance against accidents, third-party injury or general liability and insurance covering certain real and personal property owned or leased by the Company and each of its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect, except where the failure to maintain or be covered by such insurance would not have a Material Adverse Effect;
     (xxvi) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement by the

Act or by the rules and regulations of the Commission thereunder that have not been so filed;
     (xxvii) The Company is not an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (xxviii) At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;
     (xxix) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.
     (b) Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:
     (i) Such Selling Stockholder has, upon conversion of the Preferred Stock in Common Stock, and on the First Closing Date or the Second Closing Date, each hereinafter defined, as the case may be, will have, valid marketable title to the Shares proposed to be sold by such Selling Stockholder hereunder on such date and full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid title thereto, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights.
     (ii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (iii) Such Selling Stockholder has executed and delivered a Power of Attorney (“Power of Attorney”) among the Selling Stockholder and Patrick Herbert III and Brian Tingley (the “Agent”), naming the Agent as such Selling Stockholder’s attorney-in-fact (and, by the execution by the Agent of this Agreement, such Agent hereby represents and warrants that he has been duly appointed as attorney-in-fact by the Selling Stockholders pursuant to the Power of Attorney) for the purpose of entering into and carrying out this Agreement and the Pricing Agreement, and the Power of Attorney has been duly executed by such Selling Stockholder and a copy thereof has been delivered to you.
     (iv) Such Selling Stockholder further represents, warrants and agrees that such Selling Stockholder has deposited in custody, under a Custody Agreement (“Custody Agreement”) with American Stock Transfer, as custodian (“Custodian”), certificates in negotiable form for the Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement, subject to the conversion of the Preferred Stock into Common Stock in accordance with the terms thereof. Such Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Stockholders, that the arrangements made for such custody, and the appointment of the Agent pursuant to the Power of Attorney, are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder and under the Power of Attorney and the Custody Agreement shall not be terminated except as provided in this Agreement, the Power of Attorney or the Custody Agreement by any act of such Selling Stockholder, by operation of law, whether, in the case of an individual Selling Stockholder, by the death or incapacity of such Selling Stockholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding-up or other event affecting the legal life of such entity, or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated, or any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. The Agent has been authorized by such Selling Stockholder to execute and deliver this Agreement and the Pricing Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Shares to be sold by such Selling Stockholder against delivery thereof and otherwise act on behalf of such Selling Stockholder. The Custody Agreement has been duly executed by such Selling Stockholder and a copy thereof has been delivered to you.
     (v) Each Preliminary Prospectus, insofar as it has related to such Selling Stockholder, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and the Registration Statement at the time of effectiveness, and at all times subsequent thereto, up to the First Closing Date hereinafter defined, as the case may be, (A) such parts of the Registration Statement and the Prospectus and any amendments or supplements thereto as relate to such Selling Stockholder, and the Registration Statement and the Prospectus and any amendments or supplements thereto, to the knowledge of such Selling Stockholder in all other respects, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and (B) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder, and, to the knowledge of such Selling Stockholder in all other respects, included or will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that neither clause (A) nor (B) shall have any effect if information has been given by such Selling Stockholder to the Company and the Representative in writing which would eliminate or remedy any such untrue statement or omission.

2. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders, severally and not jointly, agree to sell to the Underwriters named in Schedule I hereto, and the Underwriters agree, severally and not jointly, to purchase 4,347,826 Firm Shares from the Company and the respective number of Firm Shares set forth opposite the names of the Selling Stockholders in Schedule II hereto set forth in the Pricing Agreement at the price per share (the “Purchase Price per Share”) set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to 2,347,826, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The obligation of each Underwriter to each Selling Stockholder shall be to purchase from such Selling Stockholder the number of full shares which (as nearly as practicable, as determined by you) bears to that number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule II hereto, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The initial public offering price (the “Public Offering Price”) and the Purchase Price per Share shall be set forth in the Pricing Agreement.
     At 10:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company, the Company and the Custodian will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company (“DTC”) for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them, respectively, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company and the Custodian. Such time of delivery and payment is herein referred to as the “First Closing Date”. The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company and the Custodian prior to 10:00 A.M., Chicago Time, on the second business day preceding the First Closing Date, and will be made available at the Company’s expense for checking and packaging by the Representative at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.
     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 652,174 Option Shares, at the Purchase Price per Share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within thirty (30) days after the date of the initial public offering upon notice by you to the Company and the Agent setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the “Second Closing Date”, shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three (3) nor later than ten (10) full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule I and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company’s expense for checking and packaging at 10:00 A.M., New York City Time, on the business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.
     You have advised the Company and the Selling Stockholders that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to issue receipts. You, individually and not as the Representative of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.
3. Upon authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.
4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as William Blair & Company, L.L.C. may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to William Blair & Company, L.L.C., through the facilities of DTC, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer, payable to the order of the Selling Stockholders in U.S. dollars in Federal (same day) funds. The Selling Stockholders will cause the certificates representing the Shares to be made available for checking at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).
     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents reasonably requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606 (the “Closing Location”), and the Shares will be delivered as specified in subsection (a) above, all at the Time of Delivery. A meeting will be held at the Closing

Location at 9:30 a.m., Chicago, Illinois time, on the business day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.
5. (a) The Company agrees with each of the Underwriters:
     (i) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof (unless such amendment or supplement is necessary to comply with applicable laws, rules or regulations); to advise you promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you a reasonable number of copies thereof; to timely file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act within the time required by such Rule; to timely file all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;
     (ii) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (iii) Prior to 10:00 a.m., Chicago Time, on the second business day succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of each Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine (9) months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period in which the Prospectus is required by the Act to be delivered in connection with the sale of any Shares to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Underwriters may reasonably request of an amended or supplemented Prospectus, including with respect to any Underwriter, a Prospectus complying with Section 10(a)(3) of the Act;
     (iv) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (v) Not to (and to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to stabilize or manipulate or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares;
     (vi) To file with the Commission such information as may be required by Rule 463 under the Act;
     (vii) If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and
     (b) Each of the Selling Stockholders agrees with each of the Underwriters:

     (i) Not to (and to cause its affiliates, partners or agents not to) take, directly or indirectly, any action which is designed to stabilize or manipulate or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares;
     (ii) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus Supplement, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities (other than (a) as bona fide gift or gifts, (b) to any trust for the direct or indirect benefit of the Selling Stockholder or the immediate family of the Selling Stockholder, provided that any such transfer shall not involve a disposition for value, and (c) to limited partners, members or stockholders of the Selling Stockholder, provided that each such donee, trustee or transferee pursuant to the foregoing clauses (a), (b) or (c) agrees to be bound in writing to a lock-up substantially consistent with this subsection (iv)), without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless William Blair & Company, L.L.C. waives, in writing, such extension; each Selling Stockholder hereby acknowledges that the Company has agreed herein to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous sentence to such Selling Stockholder and agrees that any such notice properly delivered pursuant to Section 14, below, will be deemed to have been given to, and received by, the Selling Stockholder; such Selling Stockholder hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this provision during the period from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.
6. The Company represents and agrees that:
     (a) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
     (b) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if reasonably requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein.
7. The Company and Selling Stockholders severally and not jointly covenant and agree with the several Underwriters that:
     (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses of the Company in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing the Blue Sky Memorandum, closing documents (including compilations thereof) and any supplements or amendments thereto; (iii) all expenses in connection with the qualification of the Shares for offering and sale under U.S. state securities laws as provided in Section 5(a)(ii) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and
     (b) the Selling Stockholders will pay or cause to be paid all costs and expenses incident to the performance of each Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for each Selling Stockholder, (ii) each Selling Stockholder’s pro rata share of the fees and expenses of the Attorney-in-Fact and the Custodian (if any) and (iii) all expenses, stamp duties, transfer taxes and other taxes and duties incident to the sale and delivery of the Shares to be sold by each Selling Stockholder to the Underwriters hereunder; and
     (c) without the prior consent of the Underwriters, which shall not be unreasonably withheld, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act (unless such Free Writing Prospectus is necessary to comply with applicable laws, rules and regulations); any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule III(a) or Schedule III(b) hereto.
     It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, capital gains, withholding and income taxes, stock transfer, stamp or other similar taxes on resale of any of the Shares by them, and any advertising and other expenses connected with any offers they may make.
8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Squire, Sanders & Dempsey L.L.P., counsel for the Underwriters, shall have furnished to you such opinion or opinions dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) McDermott Will & Emery LLP, counsel for the Company and the Selling Stockholders, Venable LLP, Maryland counsel for the Company, and Jerry Aufox, Corporate Counsel of the Company, shall have furnished to you their written opinions dated the Time of Delivery, to the effect set forth in Annex A hereto;
     (d) On the date of the Prospectus prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance to the effect set forth in Annex B hereto;
     (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and other than would not reasonably be expected to have a Material Adverse Effect; and other than as set forth or contemplated in the Pricing Prospectus, or in the ordinary course of business pursuant to the Company’s existing stock option plans, since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material change in the share capital or long term debt of the Company or any of its subsidiaries or any change in the general affairs, management, consolidated financial position, Stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole that would reasonably to result in a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;
     (f) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NASDAQ Global Market, or the American Stock Exchange; (ii) suspension or material limitation in trading in the Company’s securities on the American Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (g) The Company shall have complied with the provisions of Section 5(a) hereof with respect to the furnishing of prospectuses on the second Business Day next succeeding the date of this Agreement; and
     (h) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsection (a) of this Section, and as to such other matters as you may reasonably request.
     (i) If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other

Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.
9. (a) The Company and each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Selling Stockholders, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor any Selling Stockholder will be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein; or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act. In addition to their other obligations under this Section 11(a), the Company and the Selling Stockholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s and the Selling Stockholders’ obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction; provided, however, that, to the extent any such payment is ultimately deemed to be improper, the persons receiving such payments shall promptly refund them. This indemnity agreement will be in addition to any liability which the Company and the Selling Stockholders may otherwise have.
     Without limiting the extent of the Company’s agreement to indemnify each Underwriter, as herein provided, each Selling Stockholder’s obligations under the indemnity agreements contained in paragraph (a) of this Section are further limited so that it is liable only (i) for an amount not exceeding the net proceeds received by such Selling Stockholder from the sale of Shares by such Selling Stockholder and (ii) for such losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder in writing expressly for use in the Registration Statement or Pricing Prospectus, or any amendment or supplement thereof, or any Free Writing Prospectus hereunder.
     (b) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or any Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or any Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through William Blair & Company, L.L.C. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent it is prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from those available to the indemnifying party, or the indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified parties shall have the right to select one counsel to assume to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. It is understood that the indemnifying party shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all indemnified parties not having actual or potential differing interests among themselves except to the extent that local counsel, in addition to the regular counsel to such indemnified parties, is required to effectively defend against such action or proceeding. Notwithstanding anything to the contrary contained herein, no indemnified party effect the settlement of any claim or action for which indemnity is sought hereunder without the prior written approval of the indemnifying party.
     (d) If the indemnification provided for in this Section is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion in the case of the Company or each of Selling Stockholder, as the total price paid to the Company or such Selling Stockholders for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Stockholders and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and each Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or such Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.
     (e) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.
10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter, you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made reasonably necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at the Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at the Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Sections 7 and 12 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof and except, if for any reason, any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, each of the Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by William Blair & Company, L.L.C. on your behalf; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorney-in-Fact for such Selling Stockholder.
14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders (and their successors and assigns) and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     The obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder should die or become incapacitated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement; and actions taken by the Attorney-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorney-in-Fact shall have received notice of such death, incapacity, dissolution or other event.
16. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Selling Stockholders brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court located in Chicago, Illinois, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
18. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.
19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
20. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
21. The Company and each of the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and each of the Selling Stockholders, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as principal and not agent or fiduciary of the Company or the Selling Stockholders, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company and the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company or any of the Selling Stockholders on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholders have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Company and the Selling Stockholders agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.
22. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.
23. The Company, each of the Selling Stockholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with your understanding, please sign and return to us six (6) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.
[Signature Pages Follow]

     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours, A. M. CASTLE & CO.
By:	/s/ Michael Goldberg
	Name:	Michael Goldberg
	Title:	President and Chief Executive Officer

By:	/s/ Patrick Herbert III
	Name:	Patrick Herbert III
	Title:	Attorney-in-Fact

As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement
Accepted as of the date hereof:
William Blair & Company, L.L.C.
     Jefferies & Company, Inc.,
          KeyCorp Capital Markets Inc.
               Davenport & Company LLC

By:	/s/ Samuel J. Tinaglia Sr.

Name: Samuel J. Tinaglia Sr.
William Blair & Company, L.L.C.
On behalf of each of the Underwriters

SCHEDULE I

Total Number
of Shares to
Underwriter	be Purchased
William Blair & Company, L.L.C.	1,739,130
Jefferies & Company, Inc.	1,304,348
KeyBanc Capital Markets Inc.	869,565
Davenport & Company LLC.	434,783

Total	4,347,826

SCHEDULE II

Total Number of
Selling Stockholder	Shares to be Sold
Susan S. Cavender	338,849

Gwendolyn S. Chabrier 2001 Trust	196,424

Howard B. Simpson	61,549

William Simpson QTIP Trust dated 11/20/91 for the benefit of Hope G. Simpson	92,317

Jessie S. Hasler Trust dated 11/22/74	53,580

Sandra Simpson	54,327

Susan S. Cavender Primary Trust dated 04/07/94	59,895

John McLaren Simpson 1980 Trust for the benefit of Susan S. Cavender	63,528

John McLaren Simpson 1980 Trust for the benefit of Patricia S. O’Kieffe	37,369

Lisa A. Bogart	6,979

James F. Curtis, III	21,211

Alan Chad DeChant	6,232

Mary H. DeChant	4,000

Laren Donnelley	10,000

Naoma Donnelley	9,221

Reuben S. Donnelley	5,979

Edward M. Hasler	2,392

John P. Hasler	1,794

Sheila C. Issenberg	2,990

Michael C. O’Kieffe	6,000

Patricia S. O’Kieffe	14,948

Lydia C. Osgood	3,490

Hope G. Simpson	29,895

James Simpson, IV	5,979

William M. Simpson	6,979

Mary Barnes Donnelley Family Foundation	9,474

E.B.R. Foundation	9,474

John M. Simpson Foundation	34,895

William and Hope Simpson Foundation	22,685

Patrick J. Herbert, III as Custodian under the Illinois Uniform Transfers to Minors Act for Carr W. Cavender	5,979

Patrick J. Herbert, III as Custodian under the Illinois Uniform Transfer to Minors Act for Erin B. Donnelley	7,474

Patrick J. Herbert, III as Custodian under the Illinois Uniform Transfers to Minor Act for Kevin S. Cavender	5,979

Patrick J. Herbert, III as Custodian under the Illinois Uniform Transfers to Minors Act for Nikki Donnelley	5,232

Total Number of
Selling Stockholder	Shares to be Sold
Elisabeth F. Morse 1992 Trust	2,242

James Simpson, III Trust dated 01/07/75	3,990

Elizabeth M. Simpson 1999 Trust dated 8/3/99	4,000

William Simpson Trust U/A dated 02/09/79 for the benefit of Gwendolyn S. Chabrier	7,474

Trust U/W Elisabeth B. Rogers for the benefit of Howard B. Simpson dated 07/08/88	18,685

William Simpson GST Exempt Trust dated 11/20/91 for the benefit of Hope G. Simpson	26,158

Hope G. Simpson Irrevocable Trust dated 02/02/63	14,948

Henry Nelson Rowley, III Trust dated 05/29/84	16,958

Trust U/W E.B. Rogers for the benefit of H. Nelson Rowley, III dated 07/08/88	5,979

William Simpson Trust U/A dated 02/09/79 for the benefit of James F. Curtis, III	7,474

John M. Cavender 2005 Trust	5,979

John M. Simpson Trust U/A dated 12/29/79	10,000

James Simpson, III 1955 Trust	3,000

Trust U/W Elisabeth B. Rogers for the benefit of Jessie S. Hasler dated 07/08/88	24,664

Trust U/W Elisabeth B. Rogers for the benefit of James Simpson, IV dated 07/08/88	2,000

Trust U/W E.B. Rogers for the benefit of James W. Rowley dated 07/08/88	5,979

James W. Rowley 1994 Trust	11,958

Kimberly O’Kieffe 1996 Trust	11,510

Trust U/W Elisabeth B. Rogers for the benefit of Lydia C. Osgood dated 07/08/88	2,000

Laren Donnelley 1992 Trust dated 12/3/92	10,463

Laurens W. Leffingwell, Jr. 1996 Trust dated 6/10/94	947

Michael C. O’Kieffe Trust U/A dated 06/11/87	7,474

Megan Barnes Donnelley 2007 Trust	7,474

Mary H. DeChant GST Exempt Trust	4,000

Mary DeChant Trust dated 01/27/81	7,474

John McLaren Simpson 1980 Trust for the benefit of Michael Simpson	14,948

Nancy T. Heyser GST Exempt Trust	4,000

Nancy T. Heyser Trust U/W Ethel R. Townsend	3,737

Patrick R. Prendergast, Jr. 1993 Trust	1,495

Patricia S. O’Kieffe Primary Trust	12,000

Robert K. Cassatt, II Trust	10,474

Robert K. Cassatt, III 1993 Trust	2,990

Trust U/W Elisabeth B. Rogers for the benefit of Sandra Simpson dated 07/08/88	20,927

The Cassatt Family Trust	5,000

Total Number of
Selling Stockholder	Shares to be Sold
Thorne Barnes Donnelley 1994 Trust	32,138

William Simpson U/A dated 12/17/79	14,948

Residuary Trust U/W of James Simpson, Jr. for the benefit of James Simpson, III	22,421

Residuary Trust U/W of James Simpson, Jr. for the benefit of Jessie S. Hasler	26,158

Residuary Trust U/W of James Simpson, Jr. for the benefit of Diana S. Rowley	10,463

Residuary Trust U/W of James Simpson, Jr. for the benefit of Howard B. Simpson	26,158

Trust under the deed of John M. Simpson, dated 12/07/49 for the benefit of Michael Simpson	74,738

Michael Simpson Trust under the deed of John M. Simpson dated 07/24/68	56,054

Trust under the deed of John M. Simpson, dated 12/07/49 for the benefit of Patricia S. O’Kieffe	108,370

Patricia S. O’Kieffe Trust under the deed of John M. Simpson dated 07/24/68	59,790

Residuary Trust U/W of James Simpson, Jr. for the benefit of Sandra Simpson	26,158

Residuary Trust U/W of James Simpson, Jr. for the benefit of Sheila S. Cassatt	28,400

Trust under the deed of William Simpson, dated 02/12/64 for the benefit of Gwendolyn S. Chabrier	18,684

Total	2,000,000

SCHEDULE III
(a) Issuer Free Writing Prospectus
[None.]
(b) Underwriter Free Writing Prospectus
[None.]

Annex A — Opinion of McDermott Will & Emery LLP
     (a) No consent, approval, authorization, order, registration or qualification of or with any governmental agency is required for the issue and sale of the Shares or the compliance by the Company with the Underwriting Agreement, or, to our knowledge, the Selling Stockholders of the Underwriting Agreement, except for the registration under the Act of the Shares and the listing of the Shares on the New York Stock Exchange, subject to notice of issuance, each of which has been obtained or made, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.
     (b) We have been advised by the staff of the Securities and Exchange Commission that the Registration Statement has been declared effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part of it has been issued against the Company and no proceedings for that purpose are pending or contemplated;
     (c) The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
     (d) The Registration Statement and the Prospectus in effect prior to the Time of Delivery and the documents incorporated by reference in the Prospectus and any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial data therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be appeared on their face to be appropriately responsive in all material respects to the applicable requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;
     (e) The sale of the Shares by the Company, and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions contemplated under the Underwriting Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, its subsidiaries or the Selling Stockholders is a party and that is filed or incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, except as such conflicts, breaches or defaults that individually or in the aggregate would not have a Material Adverse Effect;
     (f) The Power of Attorney and the Custody Agreement of each Selling Stockholder is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms under Delaware law. In providing this opinion, we have assumed that each Selling Stockholder has satisfied those legal requirements that are applicable to it, including due execution and delivery, to the extent necessary to make the Underwriting Agreement, the Power of Attorney and the Custody Agreement enforceable against it, that each Selling Stockholder has full legal right, capacity, power and authority to duly execute and deliver such agreements, obligation or instrument and that each Selling Stockholder’s execution, delivery and compliance with such agreement, obligation or instrument does not conflict with agreements or obligations of the Selling Stockholder other than agreements or obligations contained in the Underwriting Agreement, the Power of Attorney and the Custody Agreement.
     We have participated in conferences with representatives of the Company and its independent accountants and with representatives of you and your counsel at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed and, although we are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Pricing Disclosure Package, the Prospectus and have not made any independent check or verification thereof, based on the foregoing, no facts have come to our attention to cause us to believe (1) that the Registration Statement, at the time of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) that the Pricing Disclosure Package at the Applicable Time (which we assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that (3) the Prospectus as of its date and the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, schedules and other financial information and data contained therein, as to which we express no advice or belief).
Opinion of Venable
     (a) The Company has been duly incorporated, is validly existing as a corporation, and in good standing under the laws of Maryland, with corporate power to own its properties and conduct its business as described in the Prospectus;
     (b) The Company has full corporate power and authority to enter into and perform its obligations under the Underwriting Agreement;
     (c) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;
     (d) The sale of the Shares by the Company, and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions contemplated under the Underwriting Agreement, will not conflict with or result in a breach or violation of the provisions of the certificate of incorporation or bylaws of the Company;
Opinion of Corporate Counsel
     (a) To my knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party which would individually or in the aggregate have a material adverse effect on the current consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries; and, to my knowledge with no independent inquiry, no such proceedings are threatened or contemplated by any governmental agency or threatened by others;
     (b) The sale of the Shares by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions contemplated under the Underwriting Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, its subsidiaries is a party or by which the Company, its subsidiaries are bound or to which any of the property or assets of the Company, its subsidiaries are subject, except as such conflicts, breaches or defaults that individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or, to my knowledge, any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company, its subsidiaries, or any of their properties;
     (c) The Company’s capital stock consists of 30,000,000 authorized shares of common stock, par value $0.01, with • shares issued and outstanding as of March •, 2007 and 10,000,000 authorized shares of preferred stock, par value $0.01, with • shares issued and outstanding as of March •, 2007. All of the issued shares of the Company (including the Shares represented by the Shares being delivered by the Selling Stockholders at the Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; except as disclosed in the Prospectus, the holders of outstanding shares of the Company are not entitled to statutory pre-emptive rights to acquire the Shares;
     (d) I am not aware of any contracts or other documents of a character required to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 which are not filed thereto.
     I have participated in some conferences with representatives of the Company and its independent accountants and with representatives of you and your counsel at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed and, although I am not passing upon and assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Pricing Disclosure Package, the Prospectus and have not made any independent check or verification thereof, based on the foregoing, no facts have come to my attention to cause me to believe (1) that the Registration Statement, at the time of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) that the Pricing Disclosure Package at the Applicable Time (which we assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that (3) the Prospectus as of its date and the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, schedules and other financial information and data contained therein, as to which we express no advice or belief).

Annex B — Form of Comfort Letter of Deloitte & Touche LLP

B-1

Exhibit A – Pricing Agreement
A.M. CASTLE & CO.
PRICING AGREEMENT
May 23, 2007
Ladies and Gentlemen:
     Reference is made to the Underwriting Agreement dated May 23, 2007 (the “Underwriting Agreement”) relating to the sale by the Company and the Selling Stockholders and the purchase by the several Underwriters for whom William Blair & Company, L.L.C., Jefferies & Company, Inc., KeyBanc Capital Markets, and Davenport & Company LLC are acting as representatives (the “Representatives”), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.
     Pursuant to Section 5 of the Underwriting Agreement, the Company and each of the Selling Stockholders agree with the Representatives as follows:
          1. The initial public offering price per share for the Shares shall be $33.00.
          2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $31.1025, being an amount equal to the initial public offering price set forth above less $1.8975 per share.

Very truly yours, A. M. CASTLE & CO.
By:
Name:
Title:

By:
	Name:	Patrick Herbert III
	Title:	Attorney-in-Fact

As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to the Underwriting Agreement

Accepted as of the date hereof:
William Blair & Company, L.L.C.
On behalf of each of the Underwriters

By:

Name:
Title: